Exhibit  4.2.16



                             SUPPLEMENTAL INDENTURE


                          Dated as of February 1, 1994


                                       TO


                    Indenture of Mortgage and Deed of Trust


                            Dated as of May 1, 1921





                    THE CONNECTICUT LIGHT AND POWER COMPANY


                                       TO


                         BANKERS TRUST COMPANY, Trustee

                   1994 Series B Bonds, Due February 1, 2004




                    THE CONNECTICUT LIGHT AND POWER COMPANY

              Supplemental Indenture, Dated as of February 1, 1994

                               TABLE OF CONTENTS

                                                                     PAGE

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Granting Clauses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Habendum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Grant in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                   ARTICLE 1.

                    FORM AND PROVISIONS OF BONDS OF SERIES B

SECTION 1.01. Designation; Amount. . . . . . . . . . . . . . . . . . . . 3
SECTION 1.02. Form of Bonds of Series B. . . . . . . . . . . . . . . . . 3
SECTION 1.03. Provisions of Bonds of Series B; Interest Accrual. . . . . 3
SECTION 1.04. Transfer and Exchange of Bonds of Series B . . . . . . . . 4
SECTION 1.05. Sinking and Improvement Fund . . . . . . . . . . . . . . . 4

                                   ARTICLE 2.

                      REDEMPTION OF BONDS OF SERIES B. . . . . . . . . . 4



                                   ARTICLE 3.

                                 MISCELLANEOUS

SECTION 3.01. Benefits of Supplemental Indenture and
               Bonds of Series B . . . . . . . . . . . . . . . . . . . . 5
SECTION 3.02. Effect of Table of Contents and Headings . . . . . . . . . 5
SECTION 3.03. Counterparts . . . . . . . . . . . . . . . . . . . . . . . 5
TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SCHEDULE A - Form of Bond of Series B, Form of
  Trustee's Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 7
SCHEDULE B - Property Subject to the Lien of the Mortgage. . . . . . . .12


    SUPPLEMENTAL INDENTURE, dated as of the first day of February, 1994, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "Company") and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called "Trustee").

    WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952,
December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971,
August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981,
June 30, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988,
November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993,
December 1, 1993 and February 1, 1994 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,235,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) to an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

     WHEREAS, the Company by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage has duly determined to create a further series of bonds under the Mortgage to be designated "First and Refunding Mortgage 6-1/8% Bonds, 1994 Series B" (hereinafter generally referred to as the "bonds of Series B"), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

     WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not exceeding one hundred and forty million dollars ($140,000,000) in aggregate principal amount of bonds of Series B and other necessary actions have been duly authorized by the Board of Directors of the Company; and WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of Series B and to confirm the lien of the Mortgage on the property referred to below, all as permitted by Section 14.01 of the Mortgage Indenture; and

     WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of Series B, when executed by the Company and authenticated by the Trustee valid, binding and legal obligations of the Company have been authorized and performed;



    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

    That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditament, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditament, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditament, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditament, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein,including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.

    Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditament and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

    TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.


    Subject, however, to permitted liens, as defined in the Mortgage
Indenture.

    IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

    And it is hereby covenanted that all such bonds of Series B are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

                                   ARTICLE 1.

                    FORM AND PROVISIONS OF BONDS OF SERIES B

    SECTION 1.01. Designation; Amount. The bonds of Series B shall be designated "First and Refunding Mortgage 6-1/8% Bonds, 1994 Series B" and, subject to Section 2.08 of the Mortgage Indenture, shall not exceed one hundred and forty million dollars ($140,000,000) in aggregate principal amount at any one time outstanding. The initial issue of the bonds of Series B may be effected upon compliance with the applicable provisions of the Mortgage Indenture.

    SECTION 1.02. Form of Bonds of Series B. The bonds of Series B shall be issued only in fully registered form without coupons in denominations of one thousand dollars ($1,000) and multiples thereof.

    The bonds of Series B and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

    SECTION 1.03. Provisions of Bonds of Series B; Interest Accrual. The bonds of Series B shall mature on February 1, 2004 and shall bear interest, payable semiannually on the first days of February and August of each year, commencing August 1, 1994, at the rate specified in their title, until the Company's obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of Series B, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. The bonds of Series B shall be callable for redemption in whole or in part according to the terms and provisions provided herein in Article 2.

    Each bond of Series B shall be dated as of February 1, 1994 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of Series B, or if the date of authentication thereof is prior to July 16, 1994, then from the date of original issuance, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date.

    The person in whose name any bond of Series B is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of Series B not less than ten days preceding such record date, which record date shall not be more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment (i.e., February 1 or August 1) shall mean the January 15 or July 15, as the case may be, next preceding such interest payment date, or if such January 15 or July 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

    SECTION 1.04. Transfer and Exchange of Bonds of Series B. The bonds of Series B may be surrendered for registration of transfer as provided in
Section 2.06 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of Series B of other authorized denominations. Notwithstanding the provisions of Section 2.06 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of Series B or for the exchange of any bonds of Series B for such bonds of other authorized denominations.

    SECTION 1.05. Sinking and Improvement Fund. Each holder of a bond of Series B, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage Indenture which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as provided for in Section 6.14 thereof.


                                   ARTICLE 2.

                        REDEMPTION OF BONDS OF SERIES B.

    The bonds of Series B are not subject to redemption at the option of the Company prior to February 1, 1999. Thereafter, the bonds of Series B shall be redeemable as a whole at any time or in part from time to time in accordance with the provisions of the Mortgage and upon not less than thirty (30) days' prior notice given by mail as provided in the Mortgage (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date), either at the option of the Company, or for the purpose of any applicable provision of the Mortgage, at the following prices:

         (a) if redeemed with trust moneys deposited with or received by the Trustee pursuant to Section 3.55 or Section 6.06 or Section 6.09 or
Section 6.14 or Article 8.5 of the Mortgage Indenture, then at the applicable special redemption price, stated as a percentage of the principal amount, specified under the column headed Special Redemption Price in the form of bond of Series B set forth in Schedule A appended hereto, together in every case with accrued and unpaid interest thereon to the date fixed for redemption; and

         (b) otherwise, at the applicable general redemption price, stated as a percentage of the principal amount, specified under the column headed General Redemption Price in the form of bond of Series B set forth in Schedule A appended hereto, together in every case with accrued and unpaid interest thereon to the date fixed for redemption.

                                   ARTICLE 3.

                                 MISCELLANEOUS.

    SECTION 3.01.  Benefits of Supplemental Indenture and Bonds of Series
B. Nothing in this Supplemental Indenture, or in the bonds of Series B, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

    SECTION 3.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

    SECTION 3.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

    IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by a Vice President or Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Treasurers, as of the day and year first above written.



                        THE CONNECTICUT LIGHT AND POWER
                         COMPANY
Attest:

   /s/ Mark A. Joyse         By   /s/ John B. Keane
       Mark A. Joyse              John B. Keane
       Assistant Secretary        Vice President

         (SEAL)              Signed, sealed and delivered
                              in the presence of:


                             /s/ Tracy A. DeCredico

                             /s/ Shelly O. Peters



                         BANKERS TRUST COMPANY
Attest:

  /s/ Lisa Morrone                By /s/ Robert Caporale
      M. Lisa Morrone                Robert Caporale
      Assistant Treasurer            Vice President

         (SEAL)              Signed, sealed and delivered
                              in the presence of:

                               /s/ Dennis Mitchell
                                   Denise Mitchell

                               /s/ Michael Weber
                                   Michael Weber

STATE OF CONNECTICUT   )
                   )    SS.:  BERLIN
COUNTY OF HARTFORD )

    On this 4th day of February 1994, before me, Maureen J. Rothwell, the undersigned officer, personally appeared John B. Keane and Mark A. Joyse, who acknowledged themselves to be Vice President and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Secretary, and as their free act and deed.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                               /s/ Maureen Rothwell
                                   Maureen J. Rothwell
                                   Notary Public

                             My commission expires May 31, 1996


(SEAL)

STATE OF NEW YORK  )
                   )    SS.:  NEW YORK
COUNTY OF NEW YORK )

    On this 3rd day of February, 1994, before me, John Florio, the undersigned officer, personally appeared Robert Caporale and M. Lisa Morrone, who acknowledged themselves to be Vice President and Assistant Treasurer, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Vice President and such Assistant Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Treasurer, and as their free act and deed.


   IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                        /s/ John Florio
                        John Florio
                        Notary Public, State of New York
                        No. 01FL5021631
                        Qualified in New York County
                        My Commission Expires December 20, 1995



(SEAL)
                                   SCHEDULE A

                          [FORM OF BONDS OF SERIES B]

No.                                                        $

                    THE CONNECTICUT LIGHT AND POWER COMPANY

            Incorporated under the Laws of the State of Connecticut

            FIRST AND REFUNDING MORTGAGE 6-1/8% BOND, 1994 SERIES B

                         PRINCIPAL DUE FEBRUARY 1, 2004


    FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to
              , or registered assigns, the principal sum of
            dollars, on the first day of February, 2004 and to pay interest on said sum, semiannually on the first days of February and August in each year, commencing August 1, 1994, until the Company's obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication hereof is prior to July 16, 1994, then from the date of original issuance, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

    Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the January 15 or July 15, as the case may be, next preceding the interest payment date, or, if such January 15 or July 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

    Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

    This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

    IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of February 1, 1994.

                        THE CONNECTICUT LIGHT AND POWER COMPANY


                        By
                                                 President


                        Attest:

                                                 Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]


    Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

                        BANKERS TRUST COMPANY, TRUSTEE


                        By   Authorized Officer


Dated:


                                 [FORM OF BOND]

                                   [REVERSE]

                    THE CONNECTICUT LIGHT AND POWER COMPANY

            FIRST AND REFUNDING MORTGAGE 6-1/8% BOND, 1994 SERIES B


    This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to one hundred and forty million dollars ($140,000,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage 6-1/8% Bonds, 1994 Series B," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by sixty-one Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October
20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1,
1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952,
December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971,
August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981,
June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1,
1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987,
April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July
1, 1993, December 1, 1993, February 1, 1994 and February 1, 1994 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided.

    This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

    This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

    Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposed of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfer of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominees determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository.

If the book-entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holder of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

    The bonds of this series are not subject to redemption at the option of
the Company prior to February 1, 1999.   Thereafter, the bonds of this
series are subject to redemption prior to maturity as a whole at any time or in part from time to time in accordance with the provisions of the Mortgage, upon not less than thirty (30) days' prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Mortgage, either at the option of the Company, or for the purposes of any applicable provision of the Mortgage, at the following prices, together in every case with accrued and unpaid interest thereon to the date fixed for redemption:

         (a) if redeemed with trust moneys deposited with or received by the Trustee pursuant to specified provisions of the Mortgage, then at the applicable special redemption price, stated as a percentage of the principal amount, set forth below; and

         (b) otherwise, at the applicable general redemption price, stated as a percentage of the principal amount, set forth below:

      If date fixed for              General             Special
       redemption falls             Redemption          Redemption
     within twelve months'           Price (%            Price (%
      period ending the             of principal        of principal
     last day of January           amount called)      amount called)

          2000                        101.68%             100.00%
          2001                        101.12              100.00
          2002                        100.56              100.00
          2003                        100.00              100.00
          2004                        100.00              100.00


     The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

     As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of this bond, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent such holder, to any and all amendments to the Mortgage which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as set forth in Section 6.14 of the Mortgage.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.


                                   SCHEDULE B

                  PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

                                 IN CONNECTICUT



                                TOWN OF ASHFORD


          All of the following described rights, privileges and easements situated in the Town of Ashford, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:

                                                               Recorded
               Grantor             Date of Instrument          Volume  Page

(1)  C & M Developers              November 8, 1993           103     32
(2)  Crossen Builders, Inc.        November 8, 1993           103     29



                                TOWN OF BRISTOL


           All of the following described rights, privileges and easements situated in the Town of Bristol, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                         Recorded
             Grantor               Date of Instrument  Volume  Page

(3)  Hart Street Development       September 22, 1993   1103    617
     Group, Inc.


                                TOWN OF BROOKLYN


           All of the following described rights, privileges and easements situated in the Town of Brooklyn, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:


                                                             Recorded
               Grantor             Date of Instrument      Volume  Page

(4)  Edward B. Ross et al.         November 10, 1993        145     11


                                TOWN OF CHAPLIN


           All of the following described rights, privileges and easements situated in the Town of Chaplin, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:


                                                            Recorded
               Grantor             Date of Instrument     Volume  Page

(5)  Paul V. Carlson               December 2, 1993         57    256



                                TOWN OF CHESHIRE


           All of the following described rights, privileges and easements situated in the Town of Cheshire, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:


                                                              Recorded
               Grantor             Date of Instrument       Volume  Page

(6)  The Ginger Group              November 17, 1993         1018    222
(7)  Anderson-Wilcox, Inc.         May 6, 1993                976     25
(8)  James B. Sweeney              May 4, 1993                976     27



                                TOWN OF CLINTON


           All of the following described rights, privileges and easements situated in the Town of Clinton, County of Middlesex and State of Connecticut, more particularly described in the following deeds, viz:



                                                           Recorded
               Grantor             Date of Instrument    Volume  Page

(9)  Moran Builders, Inc.          October 13, 1993        226   1034



                              TOWN OF EAST GRANBY


           All of the following described rights, privileges and easements situated in the Town of East Granby, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                             Recorded
               Grantor             Date of Instrument      Volume  Page

(10) Deer Run Corporation          July 30, 1993            101    646
(11) Halmar, Incorporated          November 17, 1993        102     39
(12) William H. Wilson             November 11, 1993        102    156



                             TOWN OF EAST HARTFORD


           All of the following described rights, privileges and easements situated in the Town of East Hartford, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                             Recorded
               Grantor             Date of Instrument      Volume  Page

(13) Sally Realty Inc. et al.      September 29, 1993       1476    206



                               TOWN OF FARMINGTON


           All of the following described rights, privileges and easements situated in the Town of Farmington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                            Recorded
               Grantor             Date of Instrument    Volume  Page

(14) The Town of Farmington        November 17, 1993      471   1018


                                TOWN OF LEBANON


           All of the following described rights, privileges and easements situated in the Town of Lebanon, County of New London and State of Connecticut, more particularly described in the following deeds, viz:



                                                               Recorded
               Grantor             Date of Instrument        Volume  Page

(15) Robert G. Avery et al.        November 1, 1993           155    614
(16) Joyce N. Hoek                 November 8, 1993           155    616
(17) Alexander P. McDonnell et al. October 30, 1993           155    619



                               TOWN OF MANCHESTER


           All of the following described rights, privileges and easements situated in the Town of Manchester, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                          Recorded
               Grantor         Date of Instrument       Volume  Page

(18) Rail Line Associates      April 13, 1993            1590     83
(19) Manchester Crossroads I   September 23, 1993        1643    205
     Associates Limited
     Partnership et al.


                              TOWN OF PLAINVILLE


           All of the following described rights, privileges and easements situated in the Town of Plainville, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                             Recorded
               Grantor             Date of Instrument      Volume  Page

(20) R & C Construction, Inc.      October 15, 1993         306    715


                                TOWN OF POMFRET


           All of the following described rights, privileges and easements situated in the Town of Pomfret, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:



                                                           Recorded
               Grantor         Date of Instrument        Volume  Page

(21) Raynham, Inc.             October 21, 1993           110     93


                              TOWN OF SIMSBURY


           All of the following described rights, privileges and easements situated in the Town of Simsbury, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                            Recorded
               Grantor         Date of Instrument         Volume  Page

(22) Louis A. Sperandio et al. October 12, 1993            419     484
(23) C.G.R. Developers, Inc.   October 25, 1993            420    927



                             TOWN OF SOUTH WINDSOR


           All of the following described rights, privileges and easements situated in the Town of South Windsor, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                             Recorded
               Grantor             Date of Instrument      Volume  Page

(24) Maple Leaf Construction, Inc. November 3, 1993         755     73



                                TOWN OF THOMPSON


           All of the following described rights, privileges and easements situated in the Town of Thompson, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:

                                                             Recorded
               Grantor             Date of Instrument       Volume  Page

(25) Lemanda Corporation           November 11, 1993          308    123
(26) David G. Mossy                December 6, 1993           309    219



                                TOWN OF WINDSOR


           All of the following described rights, privileges and easements situated in the Town of Windsor, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                              Recorded
               Grantor             Date of Instrument       Volume  Page

(27) Culbro Land Resources, Inc.   October 11, 1993           969    335
(28) AP Property & Standard      October 18, 1993           969    337
     Exchange, Inc.



                               TOWN OF WOODSTOCK


           All of the following described rights, privileges and easements situated in the Town of Woodstock, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:



                                                             Recorded
               Grantor             Date of Instrument       Volume  Page

(29) Nelson E. Douglas et al.      July 7, 1993              239    366